Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union St, Suite 3100 Seattle, Washington 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
April 28, 2014	Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for First Quarter 2014

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced first quarter earnings of $30 million, or $0.17 per diluted share, on revenues of $317 million. Earnings for the first quarter of 2013 were $56 million, or $0.35 per diluted share, on revenues of $340 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first quarter of 2014 was $93 million and was $128 million for the same period of 2013. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“We’re pleased with the results of the first quarter of 2014,” said Rick Holley, Chief Executive Officer. “Results from our timber resources segment continue to grow with higher log prices and additional harvest volumes from our recently acquired timberlands. Earnings were in line with our initial expectations despite difficult weather conditions that hampered both log deliveries in the South and production and shipments from our Manufacturing facilities. As expected, first quarter’s income was lower than last year. This was solely the result of a large non-strategic timberland sale that contributed 21 cents to earnings per share in the first quarter of 2013.

“The timberlands and other assets we acquired from MeadWestvaco in December 2013 have been integrated into our portfolio and contributed $4 million in operating income and $9 million to adjusted EBITDA during the first quarter. As harvests increase and real estate activity grows, we expect greater contributions from these assets during the remainder of the year. We expect the acquisition to be cash accretive on a per share basis in 2014.

“We are on track to achieve our goal of growing Plum Creek’s non-real estate adjusted EBITDA by more than $80 million this year,” said Rick Holley, chief executive officer.

Review of Quarterly Operations

The Northern Resources segment reported operating profit of $16 million during the first quarter, a $5 million improvement over the first quarter of 2013. Sawlog prices increased $9 per ton, more than 11 percent, compared to the first quarter of 2013 driven by strong demand from both export markets and domestic lumber mills. Pulpwood markets in the Northeast and the Lake States remained attractive with stable pricing over the past year. Total Northern segment harvest volume was similar to the first quarter 2013’s harvest level.

(more)

Exhibit 99.1

Operating profit in the Southern Resources segment was $31 million, up $7 million from the $24 million reported for the first quarter of 2013 due to increased harvest volumes and higher log prices. The recently acquired lands in the South drove a 16 percent increase in harvest volumes for both sawlogs and pulpwood. Average sawlog prices have increased more than $1 per ton, or approximately 6 percent over the past year. Pulpwood prices have also increased and are up approximately 7 percent compared to the first quarter of 2013.

The Real Estate segment reported first quarter revenue of $23 million and operating income of $12 million. First quarter 2013 revenue was $78 million and operating income was $45 million. The 2013 results included a $53 million sale of large non-strategic timberlands. During the first quarter of 2014 the company sold approximately 3,000 acres of small, non-strategic timberlands at an average price of approximately $1,325 per acre, 4,000 acres of HBU/recreation lands for approximately $2,200 per acre and about 3,400 acres of conservation lands at $1,685 per acre. The quarter also benefitted from the sale of a $4 million conservation easement placed on approximately 10,000 acres in New Hampshire.

The Manufacturing segment reported operating income of $9 million, slightly lower than the $10 million reported in the first quarter of 2013. Plywood sales volumes were 17 percent lower compared to the first quarter of 2013. Severe weather limited log deliveries, reduced production levels at our mills, and hampered shipments to our customers. Lumber sales volumes increased 24 percent versus the prior year due to the re-start of production at the company’s Evergreen sawmill in April 2013. Lumber and plywood prices were similar to the first quarter of 2013, while MDF prices increased 6 percent over the past year.

Operating income from the Energy and Natural Resource segment was $6 million, up $1 million over the first quarter of 2013. Earnings growth was the result of incremental construction material and coal royalties from 2013 acquisitions, which are performing as expected.

Outlook

The company expects to harvest between 20 and 21 million tons of timber this year. During the second quarter, harvest levels in the Northern Resources segment are expected to seasonally decline to their lowest level of the year as thawing spring weather restricts harvesting activities. Southern Resources harvest volumes will expand in the second quarter, following a weather constrained first quarter.

Full-year Real Estate segment sales are expected to be between $240 million and $280 million, while second quarter Real Estate segment sales are expected to be between $60 million and $80 million.

Earnings for the Manufacturing segment are expected to grow during the remainder of the year with seasonal recovery in demand and continued strong prices for our industrial plywood, MDF and lumber products.

Reflecting all of these factors, the company expects 2014 income to be between $1.30 and $1.50 and second quarter income between $0.27 and $0.32 per share.

“The year is off to a good start despite the severe weather conditions during the first quarter. We expect the strengthening fundamentals in our core timber business will support strong sawlog prices in the West and to drive ongoing sawlog price recovery in the US South,” continued Holley. “Our sawmill customers in the South are making significant capital investments to expand their lumber production. We expect sawlog demand and prices will benefit from these investments as they come online. Additionally,

(more)

Exhibit 99.1

pulpwood prices should grow as several new Southern pellet mills begin operations in the second half of the year.

“Plum Creek has a tremendous asset base and we are committed to achieving the best value for every tree and every acre we own through our comprehensive approach to timber and land management. We maintain our disciplined approach to capital allocation and continually evaluate the best use of the cash we generate with the goal of growing the per-share value of the company,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Apr. 28, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s website at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 27971678.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

###

Plum Creek is among the largest and most geographically diverse private landowners in the nation with approximately 6.7 million acres of timberlands in forest ecosystems across the northern and southeastern United States. We also operate wood products mills in the Northwest. As the company celebrates its 25th anniversary as a publicly traded corporation, we continue to manage our working forests and lands using sustainable practices to benefit Plum Creek’s many stakeholders. Our talented employees work together to create shareholder value, serve as stewards of the environment, make wood products for everyday use, and build strong communities. Please visit www.plumcreek.com for the latest information about Plum Creek.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

(more)

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended March 31,
	2014	2013
REVENUES:
Timber	$192	$170
Real Estate	23	78
Manufacturing	90	86
Energy and Natural Resources	9	6
Other	3	—
Total Revenues	317	340

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	138	124
Real Estate	10	30
Manufacturing	79	75
Energy and Natural Resources	2	1
Other	3	—
Total Cost of Goods Sold	232	230
Selling, General and Administrative	29	32
Total Costs and Expenses	261	262

Other Operating Income (Expense), net	1	—

Operating Income	57	78

Equity Earnings from Timberland Venture	15	14
Equity Loss from Real Estate Development Ventures	(1)	—

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	27	21
Interest Expense (Note Payable to Timberland Venture)	14	14
Total Interest Expense, net	41	35

Income before Income Taxes	30	57

Provision (Benefit) for Income Taxes	—	1

Net Income	$30	$56

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.17	$0.35
Net Income per Share – Diluted	$0.17	$0.35

Weighted-Average Number of Shares Outstanding
– Basic	177.0	162.3
– Diluted	177.3	162.8

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	March 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$104	$433
Accounts Receivable	44	29
Inventories	57	55
Deferred Tax Asset	7	9
Assets Held for Sale	77	92
Other Current Assets	13	15
	302	633

Timber and Timberlands, net	4,179	4,180
Minerals and Mineral Rights, net	296	298
Property, Plant and Equipment, net	115	118
Equity Investment in Timberland Venture	198	211
Equity Investment in Real Estate Development Ventures	142	139
Deferred Tax Asset	19	17
Investment in Grantor Trusts (at Fair Value)	46	45
Other Assets	57	54
Total Assets	$5,354	$5,695

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$—	$—
Line of Credit	180	467
Accounts Payable	32	24
Interest Payable	30	22
Wages Payable	10	29
Taxes Payable	11	10
Deferred Revenue	18	26
Other Current Liabilities	10	10
	291	588

Long-Term Debt	2,414	2,414
Note Payable to Timberland Venture	783	783
Other Liabilities	78	78
Total Liabilities	3,566	3,863

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 177.1 at March 31, 2014 and 177.0 at December 31, 2013	2	2
Additional Paid-In Capital	2,947	2,942
Retained Earnings (Accumulated Deficit)	(221)	(173)
Treasury Stock, at Cost, Common Shares – 27.0 at March 31, 2014 and 27.0 at December 31, 2013	(942)	(940)
Accumulated Other Comprehensive Income (Loss)	2	1
Total Stockholders’ Equity	1,788	1,832
Total Liabilities and Stockholders’ Equity	$5,354	$5,695

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended March 31,
(In Millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$30	$56
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	32	26
Basis of Real Estate Sold	6	25
Equity Earnings from Timberland Venture	(15)	(14)
Distributions from Timberland Venture	28	27
Equity Loss from Real Estate Development Ventures	1	—
Deferred Income Taxes	—	1
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(2)	(3)
Timber Deed Acquired	—	(18)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	(53)
Other Working Capital Changes	(24)	(52)
Other	1	6
Net Cash Provided By (Used In) Operating Activities	57	1

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(16)	(14)
Timberlands Acquired	—	(2)
Contribution to Real Estate Development Ventures	(4)	—
Net Cash Provided By (Used In) Investing Activities	(20)	(16)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(78)	(68)
Borrowings on Line of Credit	283	291
Repayments on Line of Credit	(570)	(117)
Principal Payments and Retirement of Long-Term Debt	—	(174)
Proceeds from Stock Option Exercises	1	25
Acquisition of Treasury Stock	(2)	(2)
Net Cash Provided By (Used In) Financing Activities	(366)	(45)

Increase (Decrease) In Cash and Cash Equivalents	(329)	(60)
Cash and Cash Equivalents:
Beginning of Period	433	356

End of Period	$104	$296

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended March 31,
(In Millions)	2014	2013
Revenues:
Northern Resources	$77	$74
Southern Resources	123	104
Real Estate	23	78
Manufacturing	90	86
Energy and Natural Resources	9	6
Other	3	—
Eliminations	(8)	(8)
Total Revenues	$317	$340

Operating Income (Loss): (A)
Northern Resources	$16	$11
Southern Resources	31	24
Real Estate	12	45
Manufacturing	9	10
Energy and Natural Resources	6	5
Other	(1)	—
Other Costs and Eliminations, net	(17)	(17)
Total Operating Income	$56	$78

Adjusted EBITDA by Segment: (B)
Northern Resources	$24	$18
Southern Resources	49	38
Real Estate	18	70
Manufacturing	12	14
Energy and Natural Resources	8	5
Other	(1)	—
Other Costs and Eliminations, net	(17)	(17)
Total	$93	$128

(A)	For Segment reporting, Equity Loss from Real Estate Development Ventures of $1 million is included in Operating Income (Loss) for the Other Segment.

(B)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding Equity Earnings from the Timberland Venture, and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold. In addition to including Equity Earnings from Real Estate Development Ventures in Adjusted EBITDA, we also include, as an add back to Operating Income for the Other Segment, our proportional share of depreciation, depletion, amortization, and basis in real estate sold from this equity method investment. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in real estate sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Quarter Ended March 31, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$16	$8	$—	$24
Southern Resources	31	18	—	49
Real Estate	12	—	6	18
Manufacturing	9	3	—	12
Energy and Natural Resources	6	2	—	8
Other	(1)	—	—	(1)
Other Costs and Eliminations	1	—	—	1
Other Unallocated Operating Income (Expense), net	(18)	—	—	(18)
Total	$56	$31	$6	$93

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	15
Interest Expense	(41)
(Provision) Benefit for Income Taxes	—
Net Income	$30

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$57
Interest Expense				41
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(28)
Equity Earnings, Depletion and Basis of Real Estate Sold from Real Estate Development Ventures				(1)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				24
Other				(1)
Adjusted EBITDA				$93

(1) Includes Equity Loss from Real Estate Development Ventures ($1 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($0), and basis in real estate sold ($0) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended March 31, 2013

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$11	$7	$—	$18
Southern Resources	24	14	—	38
Real Estate	45	—	25	70
Manufacturing	10	4	—	14
Energy and Natural Resources	5	—	—	5
Other	—	—	—	—
Other Costs and Eliminations	(17)	—	—	(17)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$78	$25	$25	$128

Reconciliation to Net Income (1)
Equity Earnings from Timberland Venture	14
Interest Expense	(35)
(Provision) Benefit for Income Taxes	(1)
Net Income	$56

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$1
Interest Expense				35
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				1
Distributions from Timberland Venture				(27)
Equity Earnings, Depletion and Basis of Real Estate Sold from Real Estate Development Ventures				—
Deferred Income Taxes				(1)
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				3
Timber Deed Acquired				18
Pension Plan Contributions				—
Working Capital Changes				105
Other				(6)
Adjusted EBITDA				$128

(1) Includes reconciling items not allocated to segments for financial reporting purposes.